              State Street Variable Insurance Series Funds, Inc.

                                                                                       % of Principal Amt of
                                                                            Amount           Offering
                                                                         Purchased by      Purchased by
                                                                         Account/Fund   Account/Fund (based
Portfolio                     Date           Security        Issue Size (Share Amount)   on share amount)
---------                   --------- ---------------------- ---------- -------------- ---------------------
State Street Real
  Estate Securities V.I.S.            Washington Real Estate
  Fund                      4/29/2016    Investment Trust    4,625,000      3,430              0.07

                                                                       Commission/
                             Amt Purchased as a %                        Spread/     Aggregate
                             of Acount/Fund Assets  Net Trade Purchase   Selling    Principal of
Portfolio                   (based on share amount)  Amount    Price   Concession     Offering       CUSIP
---------                   ----------------------- --------- -------- ----------- --------------- ---------
State Street Real
  Estate Securities V.I.S.
  Fund                               0.13%           $96,726   $28.20    $0.677    $130,425,000.00 939653101



                              Underwriting Syndicate    Affiliated Member of
Portfolio                   Dealer from Whom Purchased Underwriting Syndicate
---------                   -------------------------- ----------------------
State Street Real
  Estate Securities V.I.S.                               BNY Mellon Capital
  Fund                            Morgan Stanley            Markets, LLC